Exhibit 10.21
XHIBIT CORP.
FORM OF UNSECURED NOTE PURCHASE AGREEMENT

This Unsecured Note Purchase Agreement (the “Agreement”) is made as of the 15th day of April, 2013 (the “Effective Date”) by and between Xhibit Corp., a Nevada corporation (the “Company”), and each of the investors listed on Exhibit A attached to this Agreement as may be amended from time to time as set forth herein (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell and the Purchasers desire to purchase unsecured promissory notes in substantially the form attached to this Agreement as Exhibit B (the “Notes” or the “Securities”) in the original principal amount of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000)(the “Note Maximum”).

AGREEMENT

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.           Purchase and Sale of Notes.

(a)           Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each initial Purchaser agrees to purchase on the Effective Date (the “Closing”) and the Company agrees to sell and issue to each such Purchaser, a Note in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement. The purchase price of each Note shall be equal to 100% of the principal amount of such Note, and shall be payable in cash. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.

(b)           Initial Closing. The initial purchase and sale of the Notes shall take place on the Effective Date, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”).

(c) Subsequent Sales of Notes.  At any time on or before the fifteenth day following the Initial Closing, the Company may sell Notes representing up to the balance of the Note Maximum (the “Additional Purchasers”).  All such sales made at any additional closings (each an “Additional Closing”) shall be made on the terms and conditions set forth in this Agreement and (i)  the representations and warranties of the Company set forth in Section 2 hereof shall speak as of the Closing and the Company shall have no obligation to update any disclosure related thereto, and (ii) the representations and warranties of the Additional Purchasers in Section 3 hereof shall speak as of such Additional Closing.  This Agreement, including without limitation, Exhibit A, may be amended by the Company without the consent of Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto.  Any Notes sold pursuant to this Section 1(c) shall be deemed to be “Notes,” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

(d)           Delivery.  At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against payment of the purchase price therefor by check or by wire transfer to the Company’s bank account. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified herein.

(e)           Use of Proceeds. The cash proceeds raised by the Company from the issuance of the Unsecured Notes may be used to pay transaction expenses incurred in connection with the transaction contemplated hereby, to fund research and development, equipment expenditures, salaries and general working capital, and for other corporate purposes, all as may be approved by the Board of Directors of the Company.

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a)           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)           Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and the performance of all obligations of the Company under this Agreement and the Notes has been taken or will be taken prior to the Initial Closing. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.           Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a)           Purchase Entirely for Own Account. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(b)           Knowledge; Review of Disclosure Document. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser has read, analyzed, and is familiar with the Disclosure Document (as defined below). For purposes hereof, “Disclosure Document” shall initially mean that Form 10-K for the period ended December 31, 2012 attached hereto as Exhibit C; provided, however, with respect to the sale of Notes after the Initial Closing, the Company may update the Disclosure Document with a revised draft or other disclosure documentation as it deems necessary or appropriate and provide the same to the Additional Purchasers who shall acknowledge such receipt.

(c)           Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)           No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(e)           Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear the following, or a similar, legend

“THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(f)           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)           Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

4.           Miscellaneous.

(a)           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of law.

(c)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notice. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority in aggregate principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company. Notwithstanding the foregoing, additional Purchasers hereunder shall be added as parties to this Agreement upon the execution and deliver by each such Purchaser of a counterpart signature page to this Agreement.

(g)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)           Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(i)           Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(k)           Legal Counsel.  Each Purchaser warrant and confirm Keller Rohrback, PLC has only represented the Company in connection with this Agreement and the transactions referenced herein or contemplated hereby.  Keller Rohrback, PLC has not represented any of the Purchasers.  Each Purchaser has had the opportunity to consider the terms of this Agreement and the content of the Disclosure Document with Purchaser's legal counsel and has either obtained the advice of legal counsel in connection with Purchaser's execution hereof or does hereby expressly waive its right to seek such legal counsel in connection with this transaction.

[signature page follows]

The parties have executed this Unsecured Note Purchase Agreement as of the date first written above.

Xhibit Corp.

Signature:
Print name:
Print title:

The parties have executed this Unsecured Note Purchase Agreement as of the date first written above.

____________________________

Print Name of Purchaser

By: ________________________________

Name: ______________________________

Title: _______________________________

SIGNATURE PAGE TO UNSECURED NOTE PURCHASE AGREEMENT

EXHIBITS

Exhibit A – List of Purchasers, as amended

Exhibit B – Form of Unsecured Convertible Promissory Note

Exhibit C – Disclosure Document, as amended

EXHIBIT A

Purchasers

Initial Closing

Name and Address of Purchaser	Principal Amount of Note	Date of Note Closing Cash Payment
April 15, 2013
April 15, 2013
April 15, 2013

Additional Purchasers

Name and Address of Purchaser	Principal Amount of Note	Date of Note Closing Cash Payment

EXHIBIT B

Form of Unsecured Promissory Note

EXHIBIT C

Disclosure Document

Initial Closing:

Annual Report on Form 10-K for the year ended December 31, 2012.

Additional Purchasers:

[Describe Disclosure Document]